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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-50891 of Sykes HealthPlan Services, Inc. on Form S-1 of our report dated May 24, 1996 (March 31, 1998 as to Note 10) on the financial statements of Sykes HealthPlan Service Bureau Inc. (formerly Prudential Service Bureau, Incorporated), appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Parsippany, New Jersey

July 17, 1998